Exhibit 99.1

Press Release

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TIDEWATER INC. ● Pan-American Life Center ● 601 Poydras Street, Suite 1500 ● New Orleans, LA 70130 ● Telephone (504) 568-1010 ● Fax (888) 909-0946

Tidewater to Present at the Johnson Rice 2017 Energy Conference

NEW ORLEANS, September 21, 2017 – Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, President and Chief Executive Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Johnson Rice 2017 Energy Conference in New Orleans, Louisiana, on Tuesday, September 26, 2017, at approximately 2:30 p.m. Central time.  The presentation will be available via real-time webcast at http://www.tdw.com.  Playback will be available on September 26, 2017, at approximately 3:30 p.m. Central time.  Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.